Exhibit 21.1

LIST OF SUBSIDIARIES
DUNCAN ENERGY PARTNERS L.P.
as of February 2, 2009

	Jurisdiction	Direct and Indirect
Name of Subsidiary	of Formation	Effective Ownership
Acadian Gas, LLC	Delaware	66%
Acadian Gas Pipeline System	Texas	100%
Calcasieu Gas Gathering System	Texas	100%
Cypress Gas Marketing, LLC	Delaware	100%
Cypress Gas Pipeline, LLC	Delaware	100%
DEP OLPGP, LLC	Delaware	100%
DEP Operating Partnership, L.P.	Delaware	100%
Enterprise Holding III, L.L.C.	Delaware	100%
Enterprise GC, L.P.	Delaware	66%
Enterprise Intrastate L.P.	Delaware	51%
Enterprise Texas Pipeline LLC	Texas	51% (1)
Enterprise Lou-Tex Propylene Pipeline L.P.	Delaware	66%
Evangeline Gulf Coast Gas, LLC	Delaware	100%
MCN Acadian Gas Pipeline, LLC	Delaware	100%
MCN Pelican Interstate Gas, LLC	Delaware	100%
Mont Belvieu Caverns, LLC	Delaware	66%
Neches Pipeline System	Texas	100%
Pontchartrain Natural Gas System	Texas	100%
Sabine Propylene Pipeline L.P.	Texas	66%
South Texas NGL Pipeline LLC	Delaware	66%
Tejas-Magnolia Energy, LLC	Delaware	100%
TXO-Acadian Gas Pipeline, LLC	Delaware	100%

(1) Reflects a 51% voting membership interest.  The economic interest of this membership interest includes tiered preference distributions and priority returns.